As filed with the Securities and Exchange Commission on May 10, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Skye Bioscience, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	45-0692882
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
11250 El Camino Real, Suite 100
San Diego, CA 92130
Tel: (858) 410-0266
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

Punit Dhillon
Chief Executive Officer
Skye Bioscience, Inc.
11250 El Camino Real, Suite 100
San Diego, CA 92130
(858) 410-0266
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With Copies to:
Steven G. Rowles
John Hensley
Morrison & Foerster, LLP
12531 High Bluff Drive, #100
San Diego, CA 92130
Tel: (858) 720-5100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (“Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 10, 2024
PRELIMINARY PROSPECTUS
SKYE BIOSCIENCE, INC.

Up to 4,000,000 Shares of Common Stock

This prospectus relates to the possible resale from time to time by the selling securityholders named herein of up to 4,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”) issued pursuant to that certain Securities Purchase Agreement, dated as of March 11, 2024, by and between us and the institutional accredited investors identified therein (the “Purchase Agreement”).
We will not receive any cash proceeds from any sale of the shares of our Common Stock by the selling securityholders.
We are registering the securities for resale pursuant to the selling securityholders’ registration rights under certain agreements between us and the selling securityholders. We are registering the resale of shares of our Common Stock to permit the selling securityholders to sell such shares without restriction in the open market. However, the registration of the potential resale shares of our Common Stock hereunder does not necessarily mean that the selling securityholders will sell the shares. The selling securityholders or their permitted transferees or other successors-in-interest may, but are not required to, sell the shares of our Common Stock offered by this prospectus from time to time in a number of different ways and at varying prices as determined by the prevailing market price for shares or in negotiated transactions. See “Plan of Distribution” on page 6 for a description of how the selling securityholders may dispose of the shares covered by this prospectus.
We will pay all expenses incident to the registration of the potential resale of the 4,000,000 shares of our Common Stock offered herein (other than for any discounts or commissions to any underwriter or broker attributable to the sale of shares of our Common Stock or any fees or expenses incurred by a holder of shares of our Common Stock that, according to the written instructions of any regulatory authority, we are not permitted to pay).
Our Common Stock is listed on the Nasdaq Global Market under the symbol “SKYE.” On May 9, 2024, the last reported sale price of our Common Stock on the Nasdaq Global Market was $12.07. Our corporate offices are located at 11250 El Camino Real, Suite 100, San Diego, CA 92130 and our telephone number is (858) 410-0266.
See the section entitled “Risk Factors” beginning on page 4 of this prospectus and other documents that are incorporated by reference in this prospectus to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being a Smaller Reporting Company” for additional information.
The date of this prospectus is  ________, 2024.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). Under this process, the selling securityholders named in this prospectus may sell our common stock, par value $0.001 per share (the “Common Stock”) from time to time. The prospectus provides you with a general description of our Common Stock that the selling securityholders may offer. Each time the selling securityholders sell shares of our Common Stock, the selling securityholders will provide a prospectus supplement containing specific information about the terms of the applicable offering, as required by law. Such prospectus supplement may add, update or change information contained in this prospectus,
Statements contained in this prospectus about the contents of any document are not necessarily complete. If SEC rules require that a document be filed as an exhibit to the registration statement, please see such document for a complete description of these matters. You should carefully read this prospectus, together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we, nor the selling securityholders, have authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information we have included in this prospectus, any applicable prospectus supplement, any related free writing prospectus is accurate as of any date other than the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
The selling securityholders may from time to time offer and sell, transfer or otherwise dispose of any or all of the shares of our Common Stock covered by this prospectus through underwriters or dealers, directly to purchasers or through broker-dealers or agents. A prospectus supplement may describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” for more information on this topic.
This document may only be used where it is legal to sell these securities. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Unless the context indicates otherwise, as used in this prospectus, the terms “Skye Bioscience,” “Skye,” the “Company,” “we,” “us” and “our” refer to Skye Bioscience, Inc., together with its wholly-owned subsidiaries.
Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference therein, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements include, among others, information concerning our strategy, future operations, future financial position, prospective products, projected expenses, research and development costs, timing and likelihood of success, business prospects, and plans and objectives of management. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict, “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.
Forward-looking statements contained in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements about the following:
•the results of our research and development activities, including uncertainties relating to the discovery of potential product candidates and the preclinical and clinical testing of our product candidates;
•the timing, progress and results of our clinical studies for SBI-100 Ophthalmic Emulsion (SBI-100 OE) and Nimacimab and our estimates regarding the market opportunity for SBI-100 OE and Nimacimab if approved;
•the early stage of our product candidates presently under development;
•our ability to obtain and, if obtained, maintain regulatory approval of our current product candidates, and any of our other future product candidates, and any related restrictions, limitations, and/or warnings in the label of any approved product candidate;
•our ability to retain or hire key scientific or management personnel;
•our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights;
•our dependence on University of Mississippi, third party manufacturers, suppliers, research organizations, testing laboratories and other potential collaborators, including global supply chain disruptions;
•our ability to develop successful sales and marketing capabilities in the future as needed;
•the size and growth of the potential markets for any of our current product candidates, and the rate and degree of market acceptance of any of our current product candidates;
•competition in our industry;
•regulatory developments in the United States and foreign countries; and
•current pending litigation matters, including the Cunning Lawsuit.
Forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

PROSPECTUS SUMMARY
The following summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock, par value $0.001 per share (the “Common Stock”). Before making an investment decision, you should carefully read the entire prospectus, especially the risks of investing in our Common Stock discussed under the heading “Risk Factors” in this prospectus. You should also carefully read the information in this prospectus and other information we incorporate by reference herein, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto included elsewhere in this prospectus.
Overview
We are a clinical stage biopharmaceutical company with a mission to pioneer the development of new medicines that unlock the pharmaceutical potential of the endocannabinoid system (“ECS”). Our clinical assets focus on the modulation of cannabinoid receptor 1 (“CB1”) to provide novel treatments and alternatives for diseases caused by metabolic disorders, inflammation, fibrosis and neurodegeneration, such as obesity and glaucoma. Our Phase 2 clinical candidates include Nimacimab, a negative allosteric modulating antibody that inhibits peripheral CB1 receptors, currently being developed for the treatment of obesity and SBI-100 Ophthalmic Emulsion (“SBI-100 OE”), a CB1 agonist (activator), currently being developed for the treatment of glaucoma and ocular hypertension. Both of these differentiated drug candidates are focused on distinct opportunities with large unmet needs: 1) Obesity - where a patients now need additional treatments that have the ability to preserve muscle tissue and improve metabolic dysfunction either as new monotherapies or in combination which existing treatments, and 2) Glaucoma - where novel drugs with distinct mechanisms are needed, especially those that are safe, well-tolerated and have neuroprotective potential. We have filed and successfully opened an Investigational New Drug (“IND”) application with the U.S. Food and Drug Administration (“FDA”) for Nimacimab in obesity, and we plan to launch a Phase 2 clinical trial to evaluate Nimacimab for the treatment of obesity as monotherapy compared against placebo, as well as evaluate the combination of Nimacimab and a GLP-1 agonist in Q3 2024, with final data in late 2025. We are also continuing clinical development of SBI-100 OE for glaucoma and ocular hypertension, with the first data read out from our recently completed Phase 2a trial anticipated in Q2 2024.
March 2024 Private Placement
On March 11, 2024, we entered into a Securities Purchase Agreement, by and between us and the institutional accredited investors identified therein (the “Purchase Agreement”), pursuant to which we issued and sold an aggregate of 4,000,000 shares (the “Shares”) of our Common Stock at a price of $10.00 per share (the “March 2024 Private Placement”). The closing of the issuance and sale of these securities was consummated on March 13, 2024.
In connection with the March 2024 Private Placement, we entered into a registration rights agreement with the selling stockholders named in this prospectus, dated as of March 11, 2024 (the “Registration Rights Agreement”), pursuant to which we agreed to file a registration statement with the SEC covering the resale of the Shares. We agreed to file such registration statement no later than 60 days after the date of the Registration Rights Agreement (the “Filing Date”) and to use reasonable best efforts to have such registration statement declared effective as promptly as possible thereafter, and in any event no later than 30 days following the Filing Date (or 60 days following the Filing Date in the event the SEC reviews and has written comments to the registration statement). We have granted the selling stockholders customary indemnification rights in connection with the registration statement. The selling stockholders have also granted us customary indemnification rights in connection with the registration statement. The registration statement of which this prospectus is a part has been filed in accordance with the Registration Rights Agreement.
For more information regarding the March 2024 Private Placement, see our Current Report on Form 8-K filed with the SEC on March 13, 2024 and incorporated herein by reference.

Corporate Information
We were incorporated in the State of Nevada on March 16, 2011. Our Common Stock is listed on the Nasdaq Global Market under the symbol “SKYE”. Our principal executive offices are located at 11250 El Camino Real, Suite 100, San Diego, CA 92130, and our telephone number is (858) 410-0266. In August 2019, we formed a subsidiary in Australia, called SKYE Bioscience Australia for the purpose of undertaking preclinical and clinical studies in Australia. Our website is located at http://www.skyebioscience.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our Common Stock. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act, are available free of charge on the investors section of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to the SEC. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding the Company that we file electronically with the SEC. The address of the website is http://www.sec.gov.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter. As a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING

Issuer	Skye Bioscience, Inc.

Shares of Common Stock offered for resale by the selling securityholders	Up to 4,000,000 shares of Common Stock issued pursuant to the Purchase Agreement

Use of Proceeds
The selling securityholders will receive all of the net proceeds from the sale of any securities sold by them pursuant to this prospectus. We will not receive any proceeds from these sales. See “Use of Proceeds” in this prospectus.

Market for our Common Stock	Our shares of Common Stock are traded on the Nasdaq Global Market.

Nasdaq Global Market Ticker Symbol	“SKYE”

Risk Factors
Any investment in our securities is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 4 of this prospectus and in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and our other filings with the SEC.

RISK FACTORS
Investing in our Common Stock, involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, or the Securities Exchange Act of 1934, as amended, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. If any of the following risks actually occurs, our business, prospects, operating results and financial condition could suffer materially, the trading price of our Common Stock could decline and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may materially and adversely affect our business, prospects, operating results and financial condition. Please also refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS
We will not receive any cash proceeds from the possible resale from time to time of some or all of such shares of our Common Stock by the selling securityholders named in this prospectus. The proceeds from the offering are solely for the account of the selling securityholders.
We will pay all expenses incident to the registration of the shares of our Common Stock offered herein.

PLAN OF DISTRIBUTION
The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling securityholders may use any one or more of the following methods when disposing of shares or interests therein:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;
•a combination of any such methods of sale; and
•any other method permitted by applicable law.
The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by the selling securityholders and, if the selling securityholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the selling securityholders list to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our Common Stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling securityholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling securityholders from the sale of the Common Stock offered by the selling securityholders will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that the selling securityholders meet the criteria and conform to the requirements of that rule.
To the extent required, the shares of our Common Stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents or dealers, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the selling securityholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

DESCRIPTION OF SECURITIES
The following is a summary of the material features of the common stock of the Company. The following summary does not purport to be complete and is subject to and qualified in its entirety by the Nevada Revised Statutes and other applicable law, as well as the provisions of the Company’s articles of incorporation, as amended and as currently in effect (the “Articles of Incorporation”), which are filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 22, 2024, and the Company’s amended and restated bylaws, as amended and as currently in effect (the “Bylaws”), which are filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed with the Commission on March 31, 2023. The Company’s stockholders are urged to read the Articles of Incorporation and Bylaws carefully and in their entirety.
Pursuant to the Articles of Incorporation, the total number of shares of all classes of stock that we have authority to issue is 100,200,000 consisting of 100,000,000 shares of common stock, par value $0.001 per share and 200,000 shares of preferred stock, par value $0.001 per share.
Common Stock
General
The holders of common stock of the Company are not entitled to pre-emptive or other similar subscription rights to purchase any of our securities. Our common stock is neither convertible nor redeemable. Unless the board of directors of the Company determines otherwise, the Company will issue all of its capital stock in uncertificated form.
Voting Rights
The holders of shares of our common stock are entitled to one non-cumulative vote per share.
Dividends and Distributions
Subject to preferences that may apply to any shares of the Company’s preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that the Company’s board of directors may determine.
Liquidation Rights
Upon the Company’s liquidation, dissolution or winding-up, the assets legally available for distribution to the Company’s stockholders would be distributable ratably among the holders of common stock after payment of liquidation preferences on any Company preferred stock outstanding at that time and any creditors.
The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that the Company may designate and issue in the future.
Rights of Repurchase
The Company will not have any rights to repurchase shares of its common stock.
Preemptive or Similar Rights
The common stock is not entitled to preemptive rights and is not subject to redemption.
Preferred Stock
The board of directors of the Company has authority to issue shares of Company preferred stock in one or more series, to fix for each such series such voting powers (full or limited, or no voting powers), designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the

Nevada Revised Statutes and any other applicable Law (“Nevada Law”). The issuance of Company preferred stock could have the effect of decreasing the trading price of the shares of common stock, restricting dividends on the Company’s capital stock, diluting the voting power of the common stock, impairing the liquidation rights of the Company’s capital stock, or delaying or preventing a change in control of the Company.
Anti-Takeover Provisions
The provisions of our Articles of Incorporation and Bylaws and of the NRS summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in the stockholder’s best interest, including an attempt that might result in the stockholder’s receipt of a premium over the market price for the stockholder’s shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of their terms.
Blank Check Preferred Stock
Our Articles of Incorporation authorize the issuance of up to 200,000 shares of preferred stock in one or more series with such voting powers, designations, preferences, qualifications, limitations, restrictions and relative, participating, optional or other special rights, as are determined by our board of directors in accordance with Nevada law.
Board of Directors
Our Articles of Incorporation and Bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors.
Removal of Directors; Vacancies
Under NRS 78.335, one or more of the incumbent directors may be removed from office by the vote of stockholders representing two-thirds or more of the voting power of the issued and outstanding stock entitled to vote. Our Articles of Incorporation provide that subject to the rights of any one or more series of preferred stock then outstanding, any newly created position on the board of directors that results from an increase in the total number of directors and any vacancies on the board of directors will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director, or by the stockholders entitled to vote thereon.
No Cumulative Voting
The NRS does not permit stockholders to cumulate their votes other than in the election of directors, and then only if expressly authorized by the corporation’s articles of incorporation. Our Articles of Incorporation do not permit cumulative voting.
Special Stockholder Meetings
Our Articles of Incorporation provide that except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, special meetings of our stockholders may be called at any time only by or at the direction of (i) the board of directors, (ii) the chairman of the board of directors or (iii) two or more of the members of our board of directors. Our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.
Requirements for Advance Notification of Director Nominations and Stockholder Proposals
Our Bylaws established advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be properly brought before a meeting of our stockholders, the stockholder submitting the proposal or nomination will have to comply with advance notice requirements and provide us with certain information.

Exclusive Forum
Our Articles of Incorporation provide that to the fullest extent permitted by law, and unless the Company consents in writing to the selection of an alternative forum that the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for any (i) derivative action or proceeding brought in the name or right of the corporation or on its behalf, (ii) action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, consultants or agents to the corporation or any of our stockholders, (iii) any action arising or or asserting a claim arising pursuant to the NRS or any provision of our Articles of Incorporation or Bylaws or (iv) any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or Bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is ClearTrust, LLC. The transfer agent’s address is 16540 Pointe Village Dr, Suite 210, Lutz, Florida 33558, and its telephone number is 1-813-235-4490. Our shares of common stock were issued in uncertificated form only, subject to limited circumstances.
Nasdaq Global Market
Our common stock is traded on the Nasdaq Global Market under the symbol “SKYE.”

SELLING SECURITYHOLDERS
The shares of our Common Stock being offered by the selling securityholders are those that were issued to the selling securityholders in connection with the March 2024 Private Placement. For additional information regarding the issuance of the Shares, see “Prospectus Summary – March 2024 Private Placement” above. We are registering the resale of the Shares in order to permit the selling securityholders to offer the shares of our Common Stock for resale from time to time. Except for the ownership of the Shares and for the selling securityholders whose other relationships are provided in “Certain Relationships and Related Party Transactions,” the selling securityholders have not had any material relationship with us within the past three years.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Generally, a person “beneficially owns” shares of our Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.
Except as set forth in the footnotes below, the following table sets forth, based on written representations from the selling securityholders, certain information as of the date hereof regarding the beneficial ownership of our Common Stock by the selling securityholders and the shares of Common Stock being offered by the selling securityholders. The applicable percentage ownership of Common Stock is based on 28,067,907 shares of Common Stock outstanding as of May 9, 2024. Information with respect to shares of Common Stock owned beneficially after the offering assumes the sale of all of the shares of Common Stock held by the selling securityholders or that may be acquired upon exercise of other securities.
In accordance with the terms of the Registration Rights Agreement, this prospectus generally covers the resale of the shares of Common Stock issued to the selling securityholders in the March 2024 Private Placement.
Under the terms of the Pre-Funded Warrants issued to certain investors pursuant to that certain Securities Purchase Agreement, dated January 29, 2024 by and between us and the institutional accredited investors identified therein (the “January 2024 Purchase Agreement), we may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of our Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of our Common Stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act) would exceed 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to us subject to the terms of such warrants, provided that such percentage may in no event exceed 19.99%. The number of shares in the second and fifth columns reflect this limitation. The selling securityholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Before Offering			After Offering
Name of Selling securityholders	Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock Beneficially Owned (1)	Maximum Number of Shares of Common Stock Offered Pursuant to this Resale Offering	Shares of Common Stock Beneficially Owned (2)	Percentage of Outstanding Common Stock Beneficially Owned (1)
Entities affiliated with 5AM Ventures VII, L.P.(3)	11,884,898	39.92%	450,000	11,434,898	38.41%
Entities affiliated with Baker Bros. Advisors L.P.(4)	1,447,875	4.99%	500,000	1,447,875	4.99%
Altium Growth Fund, LP(5)	1,209,642	4.31%	500,000	709,642	2.53%
Entities affiliated with Sphera(6)	1,462,195	5.21%	200,000	1,262,195	4.50%
Perceptive Life Sciences Master Fund, Ltd.(7)	500,000	1.78%	500,000	—	*%
Entities affiliated with Schonfeld Strategic Advisors LLC(8)	413,996	1.47%	400,000	13,996	*%
Velan Capital Master Fund LP(9)	422,142	1.50%	400,000	22,142	*%
Alyeska Master Fund, L.P.(10)	300,000	1.07%	300,000	—	*%
Point72 Associates, LLC(11)	448,274	1.60%	300,000	148,274	*%
Citadel CEMF Investment LTD. (Ashler)(12)	250,000	*%	250,000	—	*%
Laurion Capital Master Fund Ltd.(13)	200,000	*%	200,000	—	*%
__________________
*    Denotes beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)Based on a total of 28,067,907 shares of our Common Stock outstanding as of May 9, 2024.
(2)Includes 14,354,610 shares of our Common Stock registered pursuant to a registration statement filed with the SEC on Form S-1 (File No. 333-278286) (the “Registration Statement”), which Registration Statement, as amended and converted to a registration statement on Form S-3, was declared effective by the SEC on April 26, 2024.
(3)The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 8,393,520 shares of Common Stock held by 5AM Ventures VII, L.P. (“Ventures VII”) and (ii) 1,705,393 shares of Common Stock issuable upon exercise of 2023 Warrants held by Ventures VII that are currently exercisable, (iii) 1,718,189 shares of Common Stock held by 5AM Ventures II, L.P. (“Ventures II”) and (iv) 67,796 shares of Common Stock held by 5AM Co-Investors II (“Co-Investors II”). 5AM Partners VII, LLC (“Partners VII”) serves as sole general partner of Ventures VII and shares voting and dispositive power over the securities held by Ventures VII. Andrew J. Schwab and Dr. Kush Parmar are managing members of Partners VII. Each of Partners VII, Andrew J. Schwab, Dr. Kush Parmar shares voting and dispositive power over the securities held by Ventures VII. 5AM Partners II, LLC (“Partners II”) serves as sole general partner of Ventures II and Co-Investors II. Andrew J. Schwab, Dr. Scott Rocklage and Dr. John D. Diekman are managing members of Partners II. Each of Partners II, Andrew J. Schwab, Dr. Scott Rocklage and Dr. John D. Diekman shares voting and dispositive power over the securities held by Ventures II and Co-Investors II. Andrew J. Schwab, one of our directors, is an affiliate of Ventures VII, Ventures II, and Co-Investors II. Each of Partners VII, Partners II, Andrew J. Schwab, Dr. Kush Parmar, Dr. Scott Rocklage and Dr. John D. Diekman disclaim beneficial ownership of such shares except to the extent of its or their pecuniary interest therein. The address of all entities affiliated with Ventures VII is c/o 5AM Ventures, 4 Embarcadero Center, Suite 3110, San Francisco, CA 94111.
(4)The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 59,620 and 888,255 shares of Common Stock issuable upon exercise of Pre-Funded Warrants held by 667, L.P. (“667”) and Baker Brothers Life Sciences, L.P. (“BBLS” and together with 667, L.P., the “Baker Funds”) and (ii) 39,901 shares of Common Stock held by 667 and 460,099 shares of Common Stock held by BBLS. The shares reported under “Shares of Common Stock Beneficially Owned After the Offering” consist of 59,620 and 888,255 shares of Common Stock issuable upon exercise of Pre-Funded Warrants held by 667 and BBLS. The Baker Funds are prohibited from exercising such Pre-Funded Warrants, if as a result of such exercise, the Baker Funds would beneficially own more than 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise. As a result, the shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” and “Shares of Common Stock Beneficially Owned After the Offering” do not include (a) 486,165 shares of Common Stock which may be acquired upon exercise of Pre-Funded Warrants held by 667 and (b) 7,243,126 shares of Common Stock which may be acquired upon exercise of Pre-Funded Warrants held by BBLS. Baker Bros. Advisors LP is the management company and investment advisor to the Baker Funds and has sole voting and investment power with respect to the shares held by the Baker Funds. Baker Bros. Advisors (GP) LLC is the sole general partner of Baker Bros. Advisors LP. Julian C. Baker and Felix J. Baker are managing members of Baker Bros. Advisors (GP) LLC. Baker Bros. Advisors (GP) LLC, Felix J. Baker, Julian

C. Baker and Baker Bros. Advisors L.P. may be deemed to be beneficial owners of the securities directly held by the Baker Funds. Julian C. Baker, Felix J. Baker, Baker Bros. Advisors L.P. and Baker Bros. Advisors (GP) LLC disclaim beneficial ownership of all shares held by the Baker Funds, except to the extent of their indirect pecuniary interest therein. The business address of Baker Bros. Advisors LP, Baker Bros. Advisors (GP) LLC, Julian C. Baker and Felix J. Baker is 860 Washington Street, 3rd Floor, New York, NY 10014.
(5)Altium Capital Management, LP, the investment manager of Altium Growth Fund, LP, has voting and investment power over these securities. Jacob Gottlieb is the managing member of Altium Capital Growth GP, LLC, which is the general partner of Altium Growth Fund, LP. Each of Altium Growth Fund, LP and Jacob Gottlieb disclaims beneficial ownership over these securities. The principal address of Altium Capital Management, LP is 152 West 57th Street, 20th Floor, New York, NY
(6)The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consists of (i) 249,329 shares of Common Stock are held directly by Sphera Global Healthcare Master Fund, L.P., which has delegated its investment management authority to the Sphera Global Healthcare Management LP and (ii) 1,212,866 shares of Common Stock are held directly by Sphera Biotech Master Fund, L.P., which has delegated its investment management authority to Sphera Global Healthcare Management LP. Accordingly, Sphera Global Healthcare Management LP may be deemed to have beneficial ownership of the shares held by each of Sphera Global Healthcare Master Fund, L.P. and Sphera Biotech Master Fund, L.P. Sphera Global Healthcare Management LP disclaims beneficial ownership of such shares, except to the extent of its pecuniary interest therein. Their business address is 4 YitzhakSadeh, Building A, 29th Floor, Tel Aviv 6777520, Israel.
(7)The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 500,000 shares of Common Stock held by Perceptive Life Sciences Master Fund, Ltd. (“Perceptive”). Perceptive Advisors LLC (“Perceptive Advisors”) serves as the investment manager to Perceptive and may be deemed to beneficially own such shares. Joseph Edelman is the managing member of Perceptive Advisors and may be deemed to have voting and dispositive power over the shares held by Perceptive. The principal business address of Perceptive is 51 Astor Place, 10th Floor, New York, NY 1000
(8)The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 400,000 shares of Common Stock held by Schonfeld Global Master Fund L.P. (“Schonfeld Master”) and 13,996 shares of Common Stock held by Schonfeld IR Master Fund Pte. Ltd. ( “Scholfeld IR,” together with Schonfeld Master, the “Schonfeld Funds”). Schonfeld Strategic Advisors LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the Schonfeld Funds as a general partner or investment manager and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the Schonfeld Funds that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any other purpose. The address of the Schonfeld Funds is 590 Madison Ave, Floor 23, New York, NY 10022
(9)The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 422,142 shares of Common Stock held by Velan Capital Master Fund LP (“Velan”). Velan Capital Holdings LLC (“Velan GP”), as the general partner of the Velan, may be deemed to beneficially own the shares beneficially owned by Velan. Velan Capital Investment Management LP (“Velan Capital”), as the investment manager of Velan, may be deemed to beneficially own the shares beneficially owned by Velan. Velan Capital Management LLC (“Velan IM GP”), as the general partner of Velan Capital, may be deemed to beneficially own the shares beneficially owned by Velan. Balaji Venkataraman, as a Managing Member of each of Velan GP and Velan IM GP, may be deemed to beneficially own the shares beneficially owned by Velan. Adam Morgan, as a Managing Member of each of Velan GP and Velan IM GP, may be deemed to beneficially own the shares beneficially owned by the Velan
(10)The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 300,000 shares of Common Stock held by Alyeska Master Fund, L.P. (“Alyeska”). Alyeska Investment Group, L.P., the investment manager of Alyeska, has voting and investment control of the shares held by Alyeska. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by lyeska. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago, IL 60601
(11)The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 448,274 shares of Common Stock held by Point72 Associates, LLC (“Point72 Associates”). Pursuant to an investment management agreement, Point72 Asset Management, L.P. (“Point72 Asset Management”) maintains investment and voting power with respect to the securities held by certain investment funds it manages, including Point72 Associates. Point72 Capital Advisors, Inc. (“Point72 Capital Advisors”) is the general partner of Point72 Asset Management, L.P. Mr. Steven A. Cohen controls each of Point72 Asset Management, L.P. and Point72 Capital Advisors, Inc. Each of Point72 Asset Management, Point72 Capital Advisors, and Mr. Cohen may be deemed to beneficially own the securities held by Point72 Associates reflected herein. Each of Point72 Asset Management, Point72 Capital Advisors, and Mr. Cohen disclaims beneficial ownership of any such securities. The address for Point72 Associates is c/o Point72 Asset Management, 72 Cummings Point Road, Stamford, CT 06902
(12)The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 250,000 shares of Common Stock held by Citadel CEMF Investment Ltd.. Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP is the sole member of Citadel Advisors LLC. Citadel GP LLC is the General Partner of Citadel Advisors Holdings LP. Kenneth Griffin owns a controlling interest in Citadel GP LLC. Mr. Griffin, as the owner of a controlling interest in Citadel GP LLC, may be deemed to have shared power to vote and/or shared power to dispose of the securities held by Citadel CEMF Investments Ltd. This disclosure shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any). The business address of Citadel CEMF Investments Ltd. is c/o Citadel Enterprise Americas, Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, Florida 33131.
(13)The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 200,000 shares of Common Stock held by Laurion Capital Master Fund Ltd. (“Laurion Capital Master Fund”). Laurion Capital Management LP, the investment manager of Laurion Capital Master Fund, has voting and investment power over the securities held by Laurion Capital Master Fund. Messrs. Benjamin A. Smith and Sheehan Maduraperuma are the managing members of Laurion Capital GP LLC, which is the general partner of Laurion Capital Management LP. Each of Laurion Capital Master Fund, Laurion Capital GP LLC, Benjamin A. Smith and

Sheehan Maduraperuma disclaims beneficial ownership over these securities. The address of Laurion Capital Master Fund is c/o Laurion Capital Management LP, 360 Madison Avenue, Suite 1900, New York, NY 10017

EXPERTS
Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2023 and 2022, as set forth in their report which is incorporated herein by reference. Such financial statements have been incorporated by reference in reliance on the report of such firm given their authority as experts in accounting and auditing.

LEGAL MATTERS
Morrison & Foerster LLP is acting as counsel in connection with the registration of our securities under the Securities Act. The validity of our Common Stock offered hereby will be passed upon for us by Fennemore Craig, P.C

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at www.sec.gov.
Our website address is www.skyebioscience.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D and 13G with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
•our Annual Report on Form 10-K filed with the SEC on March 22, 2024;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 10, 2024;
•Our Current Reports on Form 8-K filed with the SEC on January 29, 2024, February 12, 2024, March 4, 2024, and March 13, 2024; and
•the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on April 10, 2024, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address.
Skye Bioscience, Inc.
11250 El Camino Real
Suite 100, San Diego, CA
(858) 410-0266
Attn: Investor Relations

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is an itemized statement of the estimated amounts of all expenses payable by us in connection with the registration of the Common Stock, other than underwriting discounts and commissions. All amounts shown are estimates.

SEC Registration Fee	$7,330
Accounting Fees and Expenses	20,000
Legal Fees and Expenses	50,000
Printing Expenses	12,500
Total	$89,830

Item 15. Indemnification of Directors and Officers.
Section 78.7502 of the Nevada Revised Statutes (“NRS”) allows, and the Company wishes to adopt, discretionary indemnification of its directors, officers, employees, and agents as provided below.
Subsection (1) of Section 78.7502 of the NRS empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a manager of a limited-liability company, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding if the person (a) is not in breach of their fiduciary duty which breach involved intentional misconduct, fraud or a knowing violation of law, or (b) acted in good faith and in a manner in which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.
Subsection (2) of Section 78.7502 of the NRS empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in favor by reason of the fact that such person acted in any of the capacities set forth in subsection (1) enumerated above, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person (a) was not in breach of their fiduciary duty, which breach involved intentional misconduct, fraud or a knowing violation of law, or (b) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made for any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Subsection (3) of Section 78.7502 of the NRS provides that, unless a court orders indemnification or amounts are advanced pursuant to NRS 78.751(2) or any discretionary indemnification under Subsections (1) or (2) of NRS 75.7502 must be authorized by a determination that such indemnification is proper. This determination must be made by the stockholders, the majority vote of a quorum of the board of the directors not parties to the action, suit or proceeding, or a written opinion by independent legal counsel ordered by a majority of the directors who were not parties to the action, suit, or proceeding, or a quorum of directors who were not parties to the action, suit or proceeding cannot be obtained.

Subsection (1) of Section 78.751 of the NRS provides for mandatory indemnification of any person who is a director, officer, employee or agent to the extent that the person is successful on the merits or otherwise in defense of (i) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or (ii) any claim, issue or matter therein, against expenses actually and reasonably incurred by the person in connection with defending the action, including, without limitation, attorney’s fees.
Additionally, NRS 78.138(7) provides, with limited statutory exceptions relating to a director’s duty when confronted with a change or potential change in control of the corporation, or unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, that a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the presumption that a director has acted in good faith, on an informed basis and with a view to the interest of the corporation has been overcome; (ii) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.
Pursuant to the above indemnification provisions, our Articles of Incorporation and Bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent permitted under the NRS and other applicable law. In addition, we have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify these persons to the full extent provided by the law as stated above.
Item 16. Exhibits
(a)The exhibits listed in the following Exhibit Index are filed as part of this Registration Statement.

Exhibit No.	Description

3.1
Articles of Incorporation of Skye Bioscience, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of Skye Bioscience, Inc. filed with the SEC on March 22, 2023).

3.2	Amended and Restated Bylaws of Skye Bioscience, Inc. (incorporated herein by reference to Exhibit 3.2 to the Annual Report on Form 10-K of Skye Bioscience, Inc. filed with the SEC on March 2, 2021).

5.1†	Opinion of Fennemore Craig, P.C.

10.1
Form of Securities Purchase Agreement, by and among Skye Bioscience, Inc. and the institutional investors listed on the signature pages thereto, dated as of March 11, 2024 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of Skye Bioscience, Inc. filed with the SEC on March 13, 2024).

10.2
Form of Registration Rights Agreement, by and among Skye Bioscience, Inc. and the institutional investors listed on the signature pages thereto, dated as of March 11, 2024 (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K of Skye Bioscience, Inc. filed with the SEC on March 11, 2024).

23.1†	Consent of Marcum LLP

23.2†	Consent of Fennemore Craig, P.C (included in Exhibit 5.1).

24.1†	Power of Attorney (included on signature page of the initial registration statement).

107†	Filing Fee Table.
__________________
†Filed Herewith

Item 17. Undertakings
(a)The undersigned Registrant hereby undertakes:
(1)to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof..
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of San Diego, State of California on May 10, 2024.

Skye Bioscience, Inc.
a Nevada corporation

By:	/s/ Punit Dhillon
Its:	Punit Dhillon
Chief Executive Officer, Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Punit Dhillon	May 10, 2024
Punit Dhillon
Its:	Chief Executive Officer, Director
(Principal Executive Officer)

By:	/s/ Kaitlyn Arsenault	May 10, 2024
Kaitlyn Arsenault
Its:	Chief Financial Officer
(Principal Financial and Accounting Officer)

By:	/s/ Margaret Dalesandro	May 10, 2024
Margaret Dalesandro
Its:	Director

By:	/s/ Deborah Charych	May 10, 2024
Deborah Charych
Its:	Director

By:	/s/ Praveen Tyle
	Praveen Tyle	May 10, 2024
Its:	Director

By:	/s/ Keith Ward
	Keith Ward	May 10, 2024
Its:	Director

By:	/s/ Andrew Schwab
	Andrew Schwab	May 10, 2024
Its:	Director

By:	/s/ Paul Grayson	May 10, 2024
Paul Grayson
Its:	Director

By:	/s/ Annalisa Jenkins	May 10, 2024
Annalisa Jenkins
Its:	Director